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                                                              EXHIBIT 3


                                                              WARRANT NO. 2


               THIS WARRANT AND THE COMMON STOCK OR OTHER SECURITY ISSUABLE THEREFOR HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE REGULATION OR LAW. ACCORDINGLY, NO TRANSFER OF THIS WARRANT OR ANY SHARE ISSUABLE OR ISSUED UPON EXERCISE HEREOF MAY BE MADE IN THE UNITED STATES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS AND THE TERMS HEREOF.

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               To Subscribe for and Purchase Shares of Common Stock of

                              MEGADATA CORPORATION

     No. 2

               THIS CERTIFIES that, for value received, G.S. Beckwith Gilbert (or permitted transferees) is entitled to subscribe for and purchase from Megadata Corporation, a New York corporation (herein referred to as the "Company"), at any time and from time to time, from the date hereof to 5:00 p.m. (New York City time) on September 18, 1999 (the "Expiration Time"), up to 200,000 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock ("Common Shares"), par value $.01 per share, of the Company, or any shares into which such Common Shares shall have been changed or any stock or other securities resulting from a reclassification thereof or change thereto (all such shares, stock or other securities which may be purchased by this Warrant are herein referred to as the "Shares"), at the price and upon the terms and conditions and subject to adjustment, all as hereinafter set forth. This Warrant is exercisable only as provided in Section 6 hereof and only if the warrant for 700,000 Shares issued by the Company to the holder on the date hereof (the "700,000 Share Warrant") is exercised prior to the exercise of this Warrant.

               The Company represents that all Shares to which the holder of this Warrant shall be entitled upon exercise thereof (i) are duly authorized by the Certificate of Incorporation of the Company, in accordance with the laws of the State of New
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     York, (ii) have been duly authorized to be issued upon the exercise of this Warrant from time to time, in whole or in part, (iii) will be, when issued in accordance with the terms of this Warrant, duly authorized, validly issued and fully paid and nonassessable and free and clear of all taxes, liens, fees, charges and preemptive rights (other than taxes, liens, fees, charges and rights of others claiming by, and through, the holder hereof) and (iv) will not at the time of such exercise be subject to any restrictions on transfer or sale except as provided by applicable laws and agreements with the Company.

               1.   Exercise of Warrant.  (a)  The rights represented by
                    -------------------
     this Warrant may be exercised by the holder hereof, by the surrender of this Warrant, with the purchase form attached hereto (or reasonable facsimile thereof) duly executed, at the principal office of the Company at 35 Orville Drive, Bohemia, New York 11716 (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company at any time during the period within which the rights represented by this Warrant may be exercised) and upon payment as provided in Section 1(b) below. The Company agrees that the Shares so purchased shall be and will be deemed to be issued to the holder hereof as the record owner of such Shares immediately prior to the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Certificates for the Shares so purchased shall be
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     delivered, at the Company's expense (including, without limitation, the payment by the Company of any applicable issue, stamp or other taxes), to the holder hereof as promptly as practicable thereafter, but in each case within five (5) days, after the rights represented by this Warrant shall have been exercised.

               (b) Payment of the warrant purchase price for the Shares purchased upon the exercise of this Warrant shall be made in full by wire transfer, cash, check, or money order, payable in United States currency to the order of Company.

               (c) The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder thereof or of any Shares issued upon any exercise, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled under this Warrant; provided that, if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

               2.   Transferability of Warrant.  This Warrant may be
                    --------------------------
     transferred, in whole or in part, by the original holder hereof to any member of his family, a family trust or an IRA retirement account for Purchaser's benefit or any person designated by the holder to serve and who serves on the Company's Board of Directors (a "permitted transferee").
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               3.   Covenants of the Company.  The Company hereby covenants
                    ------------------------
     and agrees as follows:

               (a) All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, (i) be validly issued, fully paid and nonassessable, (ii) be free from any and all taxes, liens, preemption and other rights of others, and charges with respect to the issue thereof (other than transfer taxes, if any, in respect of any transfer occurring contemporaneously with such issue) and (iii) not be, at the time of such exercise, subject to any restrictions on transfer or sale except as provided by applicable law and agreements with the Company.

               (b) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

               (c) The Company will pay all stamp taxes attributable to the initial issuance of Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to
              --------  -------
     pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares or other securities in a name other than that of the registered holder of this Warrant or a permitted transferee in respect of which such Shares or securities are issued.
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               (d)  The Company will not, by way of amendment of its
     Certificate of Incorporation, through any consolidation, merger, reorganization, transfer of assets, distribution, issuance or sale of securities or any other voluntary action or omission avoid or seek to avoid the observance of any of the terms of this Warrant, but will at all times in good faith observe and perform all such terms and take all such action (or refrain from taking such action) as appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment.

               4.  Restrictions.  [Reserved].
                   ------------

               5.   Warrant Purchase Price.  The warrant purchase price
                    ----------------------
     shall be $1.25 from the date of original issuance of this Warrant to the close of business on the first anniversary of such date, $1.50 from the next day after such first anniversary to the close of business on the second anniversary of the date of original issuance of this Warrant and $1.75 thereafter. Such warrant purchase price shall be appropriately adjusted to reflect any stock dividends, splits, combinations or reclassifications. At no time during the term of this Warrant will the Company issue (or agree to issue) Shares at below the warrant purchase price then in effect, except for Shares issued pursuant to the 700,000 Share Warrant and Shares issued pursuant to employee stock options in the ordinary course of business, but not in excess of 50,000 Shares on an annual basis.
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               6.   Prior Notice of Any Financings.  If, during the term of
                    ------------------------------
     this Warrant, the Company shall propose to effect a financing through the issuance of any debt or equity security (including, without limitation, through the issuance of any rights or options to purchase any debt or equity security or any securities that are exchangeable for or convertible into any debt or equity securities), the Company shall first notify the holder of this Warrant in writing of such intent, specifying the details thereof. The holder then shall have a period of 30 days after such notice to provide such financing through the full or partial exercise of this Warrant (provided that the holder must provide 100% of such financing up to the product of the maximum number of Shares that may then be purchased by the holder hereunder and the warrant purchase price then in effect), during which 30-day period the Company shall not effect such financing with a third party.

               7.   No Fractional Shares.  Upon the exercise of this
                    --------------------
     Warrant, whether in whole or in part, Company shall not be required to issue any fractional Shares or scrip certificates evidencing any fractional interest in Shares. In any case where, pursuant to the terms of this Warrant, the holder hereof would be entitled, except for the provisions of this Section 7, to receive a fractional Share, the number of Shares issuable upon such exercise shall be rounded to the next larger whole Share.
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               8.   Governing Law.  This Warrant shall be governed by and
                    -------------
     construed in accordance with the laws of the State of New York.

               9.   Mutilated or Missing Warrants.  Upon receipt of
                    -----------------------------
     evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder.

               IN WITNESS WHEREOF, Megadata Corporation has caused this Warrant to be signed by its duly authorized officer, and this Warrant to be dated, September 18, 1996.

                              MEGADATA CORPORATION



                              By:
                                 ------------------------------------------

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                                  PURCHASE FORM

     (To be signed only upon Exercise of this Warrant)

               The undersigned hereby exercises the within Warrant for the purchase of Shares (as defined in the Warrant) covered by such Warrant and in accordance with the terms and conditions thereof, and herewith makes payment of the exercise price in full.

               The Company is instructed to issue certificates for such Shares and any new Warrant to which the undersigned may be entitled on partial exercise hereof in the name of the undersigned and to deliver the same at the address indicated.

                              ------------------------------
                              TYPE OF SHARES



                              ------------------------------
                              NAME



                              ------------------------------
                              STREET AND NUMBER



                              ------------------------------
                              CITY AND STATE



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                              PURCHASER'S SIGNATURE
                              Signature must conform exactly with
                              the name of the registered owner on
                              the front of this Warrant.


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                                 ASSIGNMENT FORM

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________ the rights represented by the foregoing Warrant of Megadata Corporation and appoints
     ______________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.



                              ------------------------------


     Dated:

     In the presence of



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